                                SECOND AMENDMENT

     THIS SECOND AMENDMENT, dated as of March 31, 1997 (this "Amendment"), amends the Credit Agreement, dated as of

October 31, 1994 (as amended by the First Amendment dated as of August 14, 1996, the "Credit Agreement"), among DUFF & PHELPS CREDIT RATING CO. (the "Company"), various financial institutions and BANK OF AMERICA ILLINOIS, as agent. Capitalized terms used in this Amendment and not otherwise defined herein have the meanings ascribed to such terms in the Credit Agreement.

     WHEREAS, the parties hereto have entered into the Credit Agreement which provides for the Banks to make Loans to the Company from time to time; and

     WHEREAS, the parties hereto desire to amend the Credit Agreement as hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

     SECTION l AMENDMENT. Effective on (and subject to the occurrence of) the Second Amendment Effective Date (as defined below), the Credit Agreement shall be amended as follows:

     I.l Aggregate Commitment. The definition of Aggregate Commitment in Section 1 of the Credit Agreement is amended to read as follows:

          "Aggregate Commitment means the aggregate amount of all of the Commitments. The amount of the Aggregate Commitment on the Second Amendment Effective Date is $20,000,000."

     1.2 Applicable Margin. The definition of Applicable Margin in Section 1 of the Credit Agreement is amended to read as follows:

          "Applicable Margin means (a) as of the Second Amendment Effective Date and continuing until adjusted pursuant to clause (b), 0.50%, and (b) on and after any date thereafter on which the Applicable Margin is to be adjusted, if the Leverage Ratio for the then applicable Calculation Period is: (a)
     1.0 to 1.0 or greater, 0.75%, or (b) less than 1.0 to 1.0, 0.50%. The
     Applicable Margin shall be adjusted, to the extent applicable, on the 45th day (or, in the case of the last Fiscal Quarter of any Fiscal Year, the 90th day) after the end of each Fiscal Quarter; it being agreed that if the Company fails to deliver the financial statements required by
     Section 10.1.1 or 10.1.2(a), as applicable, or the compliance certificate required by Section 10.1.3 by the 45th day (or, if applicable, the 90th day) after any Fiscal Quarter, the Applicable Margin shall be 0.75% until such financial statements and the compliance certificate are delivered. "Calculation Period" as used in this definition means the period comprised of the four consecutive Fiscal Quarters ending with and including the most recent Fiscal Quarter for which the immediately preceding sentence requires an adjustment to be made."

     1.3 Commitment. The definition of Commitment in Section 1 of the Credit Agreement is amended to read as follows:

          "Commitment as to any Bank means the commitment of such Bank to make loans hereunder, as adjusted from time to time pursuant to Section 6 or
     Section 14.9. The amount of the Commitment of each Bank on the Second Amendment Effective Date is set forth on Schedule I."

     1.4 Commitment Reduction Date. The definition of Commitment Reduction Date in Section l of the Credit Agreement is deleted.

     1.5 Foreign Joint Venture. Section l of the Credit Agreement is amended by adding the following definition of Foreign Joint Venture in proper alphabetical order:

          "'Foreign Joint Venture' means any joint venture formed under the laws of a jurisdiction other than that of the United States or any state thereof that is not a Subsidiary of the Company."

     1.6 Required Banks. The definition of Required Banks in Section l of the Credit Agreement is amended to read as follows:

          "Required Banks means Banks having an aggregate Percentage of 51% or more."

     1.7 Second Amendment Effective Date. Section l of the Credit Agreement is amended by adding the following definition of Second Amendment Effective Date in proper alphabetical order:

          "Second Amendment Effective Date has the meaning specified in the Second Amendment, dated as of March 31, 1997, among the Company, the Banks and the Agent."

     1.8 Termination Date. The definition of Termination Date in Section l of the Credit Agreement is amended to read as follows:

          "Termination Date means December 31, 1999 or such other date on which the Commitments shall terminate pursuant to Section 6 or 12."

     1.9 Interest Period. The last sentence of Section 4.3 of the Credit Agreement is amended to read as follows:

          "The Company may not select an Interest Period which would end after December 31, 1999."

     1.10 Non-Use Fee. Section 5.1 of the Credit Agreement is amended to read as follows:

          "5.1 Non-Use Fee. The Company agrees to pay to the Agent for the accounts of the Banks (pro rata according to their respective Percentages) a non-use fee for each day in the period from and including the Second Amendment Effective Date to but excluding the Termination Date at the rate of 0.25% per annum on the daily average of the unused portion of the Aggregate Commitment. Such non-use fee shall be payable in arrears on the last day of each calendar quarter and on the Termination Date for any period then ending for which such non-use fee shall not have been theretofore paid. The non-use fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days."

     1.11 Reduction or Termination of Commitments. Section 6.1 of the Credit Agreement is amended to read as follows:

          "6.1 Voluntary Reduction or Termination. The Company may from time to time on at least five Business Days' prior written notice received by the Agent (which shall promptly advise each Bank thereof) permanently reduce the amount of the Commitments to an amount not less than the aggregate unpaid principal amount of the Loans then outstanding. Any such reduction shall be in an integral multiple of $1,000,000. All reductions of the Commitments shall be pro rata among the Banks according to their respective Percentages. The Company may at any time on like notice terminate the Commitments upon payment in full of the Notes and all other obligations of the Company hereunder."

     1.12 Financial Information. Section 9.4 of the Credit Agreement is amended by (a) deleting "December 31, 1993" and inserting in its place "December 31, 1995", and (b) deleting "June 30, 1994" and inserting in its place "September 30, 1996".

     1.13 Net Worth. Section 10.6.1 of the Credit Agreement amended to read as follows:

          "10.6.1 Minimum Net Worth. Not permit Net Worth at any time to be less than the sum of (a) $24,054,714, plus (b) the total of (l) an amount equal to the sum of 75% of Consolidated Net Income for each Fiscal Quarter then ended, commencing with the Fiscal Quarter ending March 31, 1997, without giving effect to any Fiscal Quarter in which Consolidated Net Income is negative, plus (2) 100% of stock option proceeds received by the Company after December 31, 1996, minus (3) 100% of the purchase price paid by the Company to repurchase shares of its common stock after December 31, 1996."

     1.14 Maximum Leverage. Section 10.6.2 of the Credit Agreement is amended to read as follows:

          "10.6.2 Maximum Leverage. Not Permit the Leverage Ratio as of the last day of any Fiscal Quarter to exceed 1.75 to 1.0."

     1.15 Maximum Debt/Capitalization Ratio. Section 10.6.3 of the Credit Agreement is hereby deleted.

     1.16 Limitations on Debt. Clause (d) of Section 10.7 of the Credit Agreement is amended by deleting "$1,000,000" and inserting "$5,000,000" in its place.

     1.17 Capital Expenditures. Section 10.9 of the Credit Agreement is amended by deleting "$1,500,000" and inserting "$2,500,000" in its place.

     1.18 Guaranties. Loans. Advances. Clause (ii) (x) of Section 10.11 of the Credit Agreement is amended by deleting "$1,000,000" and inserting "$5,000,000" in its place.

     1.19 Mergers; Acquisitions. Clause (iii) (d) of Section 10.12 of the Credit Agreement is amended by deleting "$2,000,000" and inserting "$5,000,000" in its place.

     1.20 Investments. Clause (e) of Section 10.13 of the Credit Agreement is amended by deleting "$2,500,000" and inserting "$5,000,000" in its place.

     1.21 Further Assurances. The proviso to Section 10.17 of the Credit Agreement is amended to read as follows:

          "provided that, (A) unless the Required Banks so request, neither D&P of Europe nor Duff & Phelps Credit Rating Co. of Asia shall be obligated to perfect the Agent's security interest in any of its tangible assets located outside the United States of America and (B) so long as such Investment is permitted under Section

          10.13 and unless (l) the Required Banks so request or (2) the Investment in any such Person exceeds $500,000, the Company shall not be required to pledge its ownership interests in any Foreign Joint Venture."

     1.22 Judgments. Section 12.1.8 of the Credit Agreement is amended by deleting "$2,000,000" and inserting "$5,000,000" in its place.

     1.23 Litigation Expenses. Section 12.1.9 of the Credit Agreement is amended by deleting "$2,000,000" and inserting "$3,000,000" in its place.

     1.24 Schedule I. Schedule I to the Credit Agreement is amended to read as set forth on Exhibit A hereto.

     SECTION 2 INTEREST AND FEES. Amendments set forth above that affect the rate at which interest or fees accrue or are calculated under the Credit Agreement shall not be retroactive to any period prior to the Second Amendment Effective Date.

     SECTION 3 REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Banks as follows:

     3.1 Credit Agreement Warranties. Each warranty of the Company set forth in
Section 9 of the Credit Agreement, as amended by this Amendment (as so amended, the "Amended Credit Agreement"), is true and correct as of the date of the execution and delivery of this Amendment by the Company, with the same effect as if made on such date.

     3.2 Event of Default. No Event of Default or Unmatured Event of Default has occurred and is continuing.

     3.3 Authorization: No Conflict. The (a) execution and delivery by (i) the Company of this Amendment, the New Note (as defined below), the Company Pledge Agreement (as defined below) and the Security Agreement Letter Agreement (as defined below), and (ii) Duff & Phelps Credit Rating Co. of Asia ("D&P of Asia") of the Guaranty and the Security Agreement and (iii) each Guarantor of the Consent of Guarantors (as defined below) and the Security Agreement Letter Agreement, and (b) performance by (i) the Company of its obligations under the Amended Credit Agreement, the New Note, and each other Loan Document to which it is a party and (ii) each Guarantor of the Guaranty and each other Loan Document to which it is a party, are within the corporate powers of the Company and such Guarantor, as applicable, have been duly authorized by all necessary corporate action on the part of the Company and such Guarantor, have received all necessary governmental approval, and do not and will not (x) violate any provision of law or of any order, decree or judgment which is binding on the Company or such Guarantor, (y) contravene or conflict with, or result in a breach of, any provision of the Certificate of Incorporation or By-Laws of the Company or such Guarantor or of any agreement, indenture, instrument or other document which is binding on the Company or such Guarantor or (z) result in, or require, the creation or imposition of any Lien on any property of the Company or such Guarantor (other than Liens arising under the Loan Documents).

     3.4 Validity and Binding Nature. Upon the execution and delivery hereof by all of the parties hereto and thereto, each of this Amendment, the New Note, the Company Pledge Agreement Amendment, the Security Agreement Letter Agreement, the Amended Credit Agreement and each other Loan Document to which the Company is a party will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

     3.5 Guaranty. After the effectiveness of this Amendment, the Guaranty and each other Loan Document to which each Guarantor is a party will continue in full force and effect and will continue to be the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

     SECTION 4 EFFECTIVENESS. The amendments set forth in Section l hereof shall become effective, as of the day and year first above written, on the later of
(x) the date first written above and (y) the date when all of the following conditions precedent have been satisfied (such later date being the "Second Amendment Effective Date")

          (a) the Agent shall have received all of the following, each in form and substance satisfactory to the Agent:

          (i) counterparts of this Amendment executed by the Company, the Agent and the Required Banks;

          (ii) the Consent of Guarantors substantially in the form of Exhibit B attached hereto (the "Consent of Guarantors") executed by each Guarantor;

          (iii) an assignment of The Northern Trust Company's Commitment and outstanding Loans to Bank of America Illinois;

          (iv) a Note (the "New Note") issued to the Bank of America Illinois in the amount of $20,000,000;

          (v) an opinion of Lord, Bissell and Brook, counsel to the Company and the Guarantors;

          (vi) counterparts of the Guaranty executed by D&P of Asia;

          (vii) counterparts of the Security Agreement executed by D&P of Asia (with the schedules thereto completed with respect to D&P of Asia);

          (viii) counterparts of an amendment to the Company Pledge Agreement (the "Company Pledge Agreement Amendment"), together with all certificates evidencing the capital stock of D&P of Asia and undated stock powers relating thereto executed in blank;

          (ix) Uniform Commercial Code financing statements naming D&P of Asia as debtor and the Agent as secured party in appropriate form for filing in such jurisdictions as the Agent may request;

          (x) certified copies of resolutions of the Board of Directors of the Company authorizing or ratifying the execution and delivery of this Amendment, the New Note and the Company Pledge Agreement Amendment and the performance by the Company of its obligations under the Amended Credit Agreement, the New Note and the Company Pledge Agreement (as amended by the Company Pledge Agreement Amendment);

          (xi) a certificate of the Secretary or an Assistant Secretary of the Company certifying the names of the officer or officers authorized to sign this Amendment, the New Note and the Company Pledge Agreement Amendment, together with a sample of the true signature of each such officer;

          (xii) certified copies of resolutions of the Board of Directors of each Guarantor authorizing or ratifying the execution and delivery of the Consent of Guarantors (and, in the case of D&P of Asia, the Guaranty and the Security Agreement) and the performance by such Guarantor of its obligations under the Guaranty and the other Loan documents to which it is a party;

          (xiii) a certificate of the Secretary or Assistant Secretary of each Guarantor certifying the names of the officer or officers of such Guarantor authorized to sign the Consent of Guarantors (and, in the case of D&P of Asia, the Guaranty and the Security Agreement);

          (xiv) a letter agreement relating to the Security Agreement executed by the Company and each Guarantor (the "Security Agreement Letter Agreement") and UCC-3 amendments to the financing statements currently on file against the Company and D&P of Europe;

          (xv) UCC search results for financing statements naming D&P of Asia as debtor filed with the Illinois Secretary of State;

          (xvi) evidence of the insurance required by Section 10.3 of the Credit Agreement; and

          (xvii) a certificate of the Company as to the satisfaction of the conditions set forth in Section 4(c) of this Amendment;

          (b) the Agent shall have received a $25,000 closing fee for the account of Bank of America Illinois; and

          (c) the representations and warranties contained in Section 3 of this Amendment shall be true and correct in all material respects and no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

     SECTION 5 MISCELLANEOUS.

     5.1 Continuing Effectiveness. etc. Except herein amended or as amended by the agreements referred to herein, the Credit Agreement and each other Loan Document shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the Second Amendment Effective Date, all references in the Credit Agreement to "this Agreement", and all references in any Loan Document to "Credit Agreement", shall refer to the Amended Credit Agreement.

     5.2 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

     5.3 Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

     5.4 Successors and Assigns. This Amendment shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto and the respective successors and assigns of the Banks and the Agent.

     5.5 Agent's Fee. The agency fees set forth in that certain letter agreement dated October 31, 1994 between BofA that become due after the Second Amendment Effective Date shall not be payable; however, BofA shall be entitled to receive and retain all such fees that become due prior to the Second Amendment Effective Date.

     Delivered at Chicago, Illinois, as of the day and year first above written.

                                         DUFF & PHELPS CREDIT RATING CO.


                                         By /s/ Marie C. Becker
                                         --------------------------------------
                                           Name   Marie C. Becker
                                           Title  Vice President & Secretary


                                         BANK OF AMERICA ILLINOIS,
                                           as Agent


                                         By /s/ David L. Graham
                                         --------------------------------------
                                           Name   David L. Graham
                                           Title  Vice President


                                         BANK OF AMERICA ILLINOIS,


         `                               By /s/ Paul R. Frey
                                         --------------------------------------
                                           Name   Paul R. Frey
                                           Title  Senior Vice President